Power of Attorney
I hereby make, constitute and appoint Ilene Eskenazi, Michael
McGawn and Lauren Assaf-Holmes, with full power of substitution and re-substitution, acting jointly or individually, as my
true and lawful attorney-in-fact, with full power and authority as described below on behalf of and in my name, place and
stead, in my capacity as an officer and/or director of
Chipotle Mexican Grill, Inc. (the "Company"), to:
(1) take such actions as may be necessary or appropriate
to enable me to submit and file forms, schedules and other
documents with the U.S. Securities and Exchange
Commission (?SEC?) utilizing the SEC Electronic Data Gathering and Retrieval (?EDGAR?) system, which actions may include (a)
enrolling me in EDGAR Next or any successor filing system
and (b) preparing, executing and submitting to the SEC
a Form ID, amendments thereto, and such other documents
and information as may be necessary or appropriate to
obtain codes and passwords enabling me to make filings
and submissions utilizing the EDGAR system;
(2) act as an account administrator for my EDGAR account,
including to (i) appoint, remove and replace administrators, account users and delegated entities; (ii) maintain the
security of my EDGAR account, including
modifying access codes; (iii) maintain, modify
and certify the accuracy of information on my EDGAR
account dashboard; and (iv) take any other actions
contemplated by Rule 10 of Regulation S-T;
(3) cause the Company to accept a delegation of authority
from my EDGAR account administrators and
authorize the Company?s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or
replace users for my EDGAR account;
(4) execute for me and on my behalf, in my capacity as an officer and/or director of the Company, Form 3, 4 or 5 relating
to the Company in accordance with Section 16(a) of the
Exchange Act and the rules and regulations promulgated thereunder and Form 144 in accordance with Rule 144 under the Securities
Act of 1933, as amended (the ?Securities Act?);
(5) seek or obtain, as my representative and on my behalf,
information on transactions in the Company?s securities
from any third party, including brokers, employee benefit
plan administrators and trustees, and I hereby authorize
any such person to release any such information to
any attorney-in-fact and further approve and ratify
any such release of information;
(6) do and perform any and all acts for me and on my behalf
that may be necessary or desirable to prepare, complete
and execute any Form 3, 4 or 5 or Form 144 and
any amendments thereto or other required reports and timely
file such forms or reports with the SEC and any stock exchange or similar authority as considered necessary or advisable under
Section 16(a) of the Exchange Act or Rule 144 under the Securities
Act; and
(7) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by, me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in
his or her sole discretion.
I hereby acknowledge that: (i) this Power of Attorney authorizes, but does not require, each attorney-in-fact to act in his or her discretion on information provided to such
attorney-in-fact without independent verification of such
information; (ii) any documents prepared and/or executed by any attorney-in-fact on my behalf pursuant to this
Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her sole discretion, deems necessary or advisable; (iii) neither the
Company nor any attorney-in-fact assumes (a) any liability for my responsibility to comply with the requirements of the
Exchange Act or the Securities Act, (b) any liability of
mine for any failure to comply with such requirements, or (c)
any obligation or liability of mine for profit disgorgement
under Section 16(b) of the Exchange Act; and (iv) this Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act or the
Securities Act, including, without limitation, the reporting requirements under Section 16(a) of the Exchange Act.
This Power of Attorney shall remain in full force and effect until
I am no longer required to file Forms 3, 4 and 5 or Form 144 with respect to my holdings of and transactions in
securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the attorneys-in-fact.
This Power of Attorney supersedes all other powers of attorney previously executed by me in respect of the subject matter described herein.
IN WITNESS WHEREOF, I have executed this Power of Attorney
as of June 10, 2026.
/s/ Mauricio Gutierrez
Name: Mauricio Gutierrez